                                                                   EXHIBIT 10.17



                            STOCK PURCHASE AGREEMENT


                                  by and among


                              AVIATION GROUP, INC.


                             PRIDE AVIATION, INC.,


                     SUNBELT BUSINESS CAPITAL INCORPORATED,


                        SUNBELT BUSINESS CAPITAL, L.L.C.

                                      and

                           ALL OF THE STOCKHOLDERS OF
                            PRIDE AVIATION, INC. AND
                     SUNBELT BUSINESS CAPITAL INCORPORATED

                                  dated as of


                              February 21, 1996

                               TABLE OF CONTENTS

ARTICLE I            DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1         Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2         Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.3         Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE II           THE TRANSACTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.1         Purchase and Sale of Pride Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.2         Purchase and Sale of Sunbelt Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.3         Transfer of Pride's Alexandria Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.4         Conversion of LLC Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III          PAYMENT OF CONSIDERATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.1         Pride Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.2         Sunbelt Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.3         Method of Payment of Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.4         Effect of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV           REPRESENTATIONS AND WARRANTIES AS TO PRIDE   . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.1         Existence and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.2         Capitalization of Pride  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3         Authorization and Validity of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.4         Consents and Approvals; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.5         Receivables and Payables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.6         Financial Statements; No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . .  11
         4.7         Warranty Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.8         Title to Properties; Encumbrances; Condition   . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.9         Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.10        Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.11        Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.12        Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.13        Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.14        Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.15        Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.16        Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.17        Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.18        Employment Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.19        Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.20        Environmental Laws and Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.21        Interests in Customers and Suppliers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.22        Compensation of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.23        Suppliers and Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





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
         4.24        Absence of Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.25        Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.26        Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.27        Government Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.28        Copies of Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.29        Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.30        Representations by LLC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V            REPRESENTATIONS AND WARRANTIES AS TO SUNBELT   . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.1         Existence and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.2         Capitalization of Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.3         Authorization and Validity of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.4         Consents and Approvals; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.5         Assets and Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.6         Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.7         Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.8         Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.9         Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.10        Copies of Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VI           SECURITIES REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.1         Authorization and Validity of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.2         Securities Laws.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.3         Accredited Investor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.4         Knowledge and Experience   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.5         Investment Purpose   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.6         Holding Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.7         Legend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.8         LLC Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VII          REPRESENTATIONS AND WARRANTIES OF GROUP  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.1         Existence and Good Standing; Power and Authority   . . . . . . . . . . . . . . . . . . . . . . .  23
         7.2         Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.3         No Violations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.4         Broker's or Finder's Fees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.5         Receivables and Payables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.6         Financial Statements; No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . .  24
         7.7         Warranty Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.8         Title to Properties; Encumbrances; Condition   . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.9         Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.10        Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.11        Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.12        Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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
         7.13        Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.14        Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.15        Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.16        Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.17        Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.18        Employment Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.19        Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.20        Environmental Laws and Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.21        Interests in Customers and Suppliers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.22        Compensation of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.23        Suppliers and Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.24        Absence of Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.25        Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.26        Government Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.27        Copies of Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.28        Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VIII         CONDITIONS TO THE OBLIGATIONS OF
                     PRIDE, SUNBELT, LLC AND THE SHAREHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.1         Truth of Representations and Warranties.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.2         Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.3         No Litigation Threatened.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.4         Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.5         Proceedings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.6         Legal Opinion.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE IX           CONDITIONS TO GROUP'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.1         Truth of Representations and Warranties.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.2         Performance of Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.3         No Litigation Threatened.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.4         Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.5         Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.6         Due Diligence.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.7         Financing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.8         Legal Opinion.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.9         Proceedings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.10        Alexandria Operations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.11        Partial Extinguishment of Pride's Indebtedness to LLC.   . . . . . . . . . . . . . . . . . . . .  33

ARTICLE X            COVENANTS OF PRIDE, SUNBELT, LLC AND
                     THE SHAREHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         10.1        Cooperation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         10.2        Conduct of Business.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34





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
         10.3        Negative Covenants of Pride and the Pride Shareholders   . . . . . . . . . . . . . . . . . . . .  34
         10.4        Negative Covenants of Sunbelt and LLC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.5        Exclusive Dealing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.6        Review of the Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.7        Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.8        Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE XI           COVENANTS OF GROUP   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         11.1        Cooperation by Group.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         11.2        Books and Records; Personnel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         11.3        Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         11.4        Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XII          THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         12.1        Time and Place   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         12.2        Obligations of Pride, Sunbelt and the Shareholders   . . . . . . . . . . . . . . . . . . . . . .  37
         12.3        Group's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XIII         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         13.1        Termination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         13.2        Remedies Upon Default or Failure to Close.   . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         13.3        Effect on Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE XIV          SURVIVAL AND INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         14.1        Indemnification of the Shareholders.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         14.2        Indemnification of Group by Pride Shareholders   . . . . . . . . . . . . . . . . . . . . . . . .  41
         14.3        Indemnification of Group by Sunbelt Shareholders   . . . . . . . . . . . . . . . . . . . . . . .  41
         14.4        Indemnification of Pride   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         14.5        Demands  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         14.6        Right to Contest and Defend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         14.7        Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         14.8        Right to Participate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.9        Payment of Damages   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.10       Right of Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.11       Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XV           LLC AND PRIDE DEBT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         15.1        Representations Regarding Pride Debt.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         15.2        Closing Transactions Relating to Pride Debt.   . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XVI          MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         16.1        Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         16.2        Governing Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         16.3        Entire Agreement; Amendments and Waivers.    . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         16.4        Binding Effect and Assignment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         16.5        Severability.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         16.6        Headings.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         16.7        Execution.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         16.8        Publicity.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SCHEDULES

         Schedule 2.3         Alexandria Operations

Pride Schedules

         Schedule 4.2         Pride Stock
         Schedule 4.4         Consents and Approvals
         Schedule 4.5         Receivables and Payables
         Schedule 4.6         Material Adverse Change
         Schedule 4.7         Warranty Claims
         Schedule 4.8         Title to Properties
         Schedule 4.10        Leases
         Schedule 4.11        Contracts
         Schedule 4.12        Permits
         Schedule 4.13        Litigation
         Schedule 4.14        Taxes
         Schedule 4.15        Insurance
         Schedule 4.16        Intellectual Property
         Schedule 4.20        Environmental
         Schedule 4.21        Interests in Customers and Suppliers
         Schedule 4.22        Employees
         Schedule 4.23        Suppliers and Customers
         Schedule 4.24        Absence of Changes
         Schedule 4.27        Government Contracts

Sunbelt Schedules

         Schedule 5.2         Sunbelt Stock
         Schedule 5.4         Consents and Approvals
         Schedule 5.5         Liabilities
         Schedule 5.6         Litigation
         Schedule 5.7         Taxes

Group Schedules

         Schedule 7.5         Receivables and Payables
         Schedule 7.6         No Material Adverse Change
         Schedule 7.7         Warranty Claims
         Schedule 7.8         Title to Properties
         Schedule 7.10        Leases

         Schedule 7.11        Contracts
         Schedule 7.12        Permits
         Schedule 7.13        Litigation
         Schedule 7.14        Taxes
         Schedule 7.15        Insurance
         Schedule 7.16        Intellectual Property
         Schedule 7.20        Environmental
         Schedule 7.21        Interests in Customers and Suppliers
         Schedule 7.22        Employees
         Schedule 7.23        Suppliers and Customers
         Schedule 7.24        Absence of Changes
         Schedule 7.26        Government Contracts

EXHIBITS

         Exhibit A            Convertible Note
         Exhibit B            Pledge Agreement
         Exhibit C-1          Employment Agreement - Sanders
         Exhibit C-2          Employment Agreement - Lubomirski
         Exhibit D-1          Consulting Agreement - Rice (1 year)
         Exhibit D-2          Consulting Agreement - Weed (2 years)
         Exhibit E            Opinion to be delivered by Bracewell & Patterson,
                              L.L.P.
         Exhibit F            Opinions to be delivered by Schober, Reynolds &
                              Antee, Cestia & Landry and Frederick Parker, Jr.

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement together with the Exhibits and Schedules referenced herein and attached hereto ("Agreement"), dated as of February 21, 1996, is by and among Aviation Group, Inc., a Texas corporation ("Group"), Pride Aviation, Inc., an Oklahoma corporation ("Pride"), Frank B. Rice, Carol
B. Rice (Frank and Carol Rice are collectively referred to herein as "Rice"), Dan Thompson ("Thompson"), Paul Lubomirski ("Lubomirski"), Sunbelt Business Capital Incorporated, a Florida corporation ("Sunbelt"), Sunbelt Business Capital, L.L.C., a Louisiana limited liability company ("LLC"), and the shareholders of Sunbelt listed on Schedule 5.2 to this Agreement (each a "Sunbelt Shareholder" and collectively the "Sunbelt Shareholders"). (Rice, Thompson, Lubomirski and Sunbelt are sometimes referred to herein individually as a "Pride Shareholder" and collectively as the "Pride Shareholders".)

                              W I T N E S S E T H:

         WHEREAS, the Pride Shareholders own all of the issued and outstanding shares of capital stock of Pride (the "Pride Stock") and the Sunbelt Shareholders own all of the issued and outstanding shares of capital stock of Sunbelt (the "Sunbelt Stock"); and

         WHEREAS, the Pride Shareholders (other than Sunbelt) desire to sell to Group, and Group desires to purchase from such Pride Shareholders, the Pride Stock (other than the Pride Stock owned by Sunbelt), all in accordance with the terms and conditions set forth herein; and

         WHEREAS, the Sunbelt Stockholders desire to sell to Group, and Group desires to purchase from the Sunbelt Stockholders, the Sunbelt Stock, all in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1 Definitions. As used herein, the following terms have the meanings set forth below:

         "Affiliate": with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person.

         "Agreement": this Stock Purchase Agreement, as amended from time to time as provided herein, and all exhibits, schedules and ancillary documents hereto, except where the context clearly indicates otherwise.

         "Alexandria Operations": the operations, assets and liabilities of Pride relating to its business in Alexandria, Louisiana.

         "Books and Records": all books, records, books of account, files and data (including customer and supplier lists), catalogs, brochures, sales literature, promotional material, certificates and other documents used in or associated with the conduct of the Business or the ownership of the assets of Pride, including personnel records and files.

         "Business": the aircraft and airline maintenance and service operations, the headquarters of which are in New Iberia, Louisiana, including without limitation (i) aircraft stripping and painting services, and (ii) aircraft light maintenance services, currently conducted by Pride. The Business shall not include the Alexandria Operations.

         "Business Day": any day excluding Saturday, Sunday and any day on which banks in Houston, Texas are authorized or required by law or other governmental action to close.

         "Claim":  as defined in Section 14.5.

         "Closing":  as defined in Section 12.1.

         "Closing Date":  as defined in Section 12.1.

         "Code": the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

         "Consulting Agreements": the Consulting Agreements, to be executed by the parties thereto at Closing, in the forms attached as Exhibit D-1 and D-2 hereto, the first between Pride and Rice, containing a non-competition agreement for five years from the Closing, and the second between Group and Weed.

         "Contract": any written or oral contract, agreement or instrument relating to the Business, including, without limitation, supply contracts, customer agreements, any mortgages, leases of personal property, deeds of trust, notes or guarantees, pledges, liens, or conditional sales agreements to which the Person referred to is a party or by which any of its assets may be bound, but excluding Leases and Employee Benefit Plans.

         "Convertible Notes": the 10% convertible secured promissory notes made by Group in favor of Rice, Thompson and each of the Sunbelt Shareholders, respectively, in the form attached as Exhibit A hereto, to be executed by Group at the Closing.

         "Damages":  as defined in Section 14.1.

         "Employee Benefit Plans": any employee benefit plans, policies, programs and arrangements and all related contracts, agreements and other descriptions thereof with respect to the employee benefits provided to the employees of Pride prior to the Closing Date.

         "Employment Agreements": the two Employment Agreements, in the form attached as Exhibit C-1 and C-2 hereto, between Group and each of Lee Sanders and Lubomirski, respectively, to be executed by the parties thereto at Closing, and containing non-competition agreements for three years beyond the termination thereof.

         "Encumbrances": liens, security interests, pledges, proxies, shareholder agreements, voting agreements or trusts, options, rights of first refusal, easements, mortgages, deeds of trust, rights-of-way, restrictions, encroachments, licenses, leases, or any other encumbrances, claims and other restrictions or limitations on the use or ownership of real or personal property or irregularities in title thereto.

         "Environmental Claim": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law (cumulatively and for purposes of this definition, "Environmental Claims"), including without limitation (i) any and all Environmental Claims by governmental authorities for enforcement, cleanup, removal, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law": any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law and in each case as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to Hazardous Materials, the environment or health relating to or arising from environmental conditions, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 5101 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air

Act, 42 U.S.C. Section  7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and relevant state and local laws.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

         "Exchange Agreement":  as defined in the preamble of this Agreement.

         "FAA":  the Federal Aviation Administration.

         "Final Termination Date":  as defined in Section 13.1.2.

         "GAAP": generally accepted accounting principles consistently applied (as such term is used in the American Institute of Certified Public Accountants Professional Standards) as of the date of any applicable financial statement or calculation.

         "Group":  as defined in the preamble of this Agreement.

         "Group Balance Sheet": as defined in Section 7.6.

         "Group Balance Sheet Data": as defined in Section 7.6.

         "Group Financial Statements": as defined in Section 7.6.

         "Group Indemnitees":  as defined in Section 14.2.

         "Group Stock":  as defined in the preamble of this Agreement.

         "Hazardous Materials": any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants," "regulated substances" or words of similar import under any applicable Environmental Law, including but not limited to any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, radon gas and urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls.

         "Intellectual Property": domestic and foreign patents, patent applications, registered and unregistered trademarks, service marks, trade names and logos, registered and unregistered copyrights, computer programs, data bases, trade secrets, methods, designs, processes, procedures, proprietary information and any other intangible property used in or associated with the conduct of a business and the ownership of any assets of a Person, including all rights to any such property which is owned by and licensed from others.

         "Inventory": all merchandise, supplies, stock in trade and other such assets of a Person held for sale or lease in the ordinary course of its business or to be furnished under contracts of service or held as work in process or to be used or consumed in its business.

         "LEDC": the Louisiana Economic Development Corporation.

         "LLC": as defined in the preamble of this Agreement.

         "Leases": any and all written and oral contracts, agreements, and commitments regarding the lease of real property.

         "Lubomirski":  as defined in the preamble of this Agreement.

         "Material Adverse Effect": a material adverse effect, determined in accordance with GAAP, on the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of Pride or Sunbelt. Without limiting the foregoing, any event or series of events that constitutes a material adverse financial impact on Pride of $50,000 or more for any single event or $100,000 or more in the aggregate, shall be deemed to constitute a Material Adverse Effect.

         "Offering": The private offering of securities by Group under the Placement Agreement.

         "Permits": any license, permit, franchise, consent, approval or authority granted by any Person.

         "Permitted Encumbrances": (i) Encumbrances consisting of easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that do not materially detract from the value of, or materially impair the use of, such property by Pride in the operation of the Business, or (ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and payable.

         "Person": any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other department or agency thereof or any other legally recognized entity.

         "Placement Agreement": that certain letter agreement dated November 20, 1995 by and among Group and RAS Securities, Inc., as placement agent, with respect to a "best efforts" private offering of securities of Group.

         "Pledge Agreements": The Pledge Agreements made by Group in favor of Rice, Thompson and each of the Sunbelt Shareholders, respectively, in the form attached as Exhibit B hereto, to be executed by Group (or Sunbelt as to the Sunbelt Shareholders) at the Closing.

         "Pride":  as defined in the preamble of this Agreement.

         "Pride Balance Sheet":  as defined in Section 4.6.

         "Pride Balance Sheet Date":  as defined in Section 4.6.

         "Pride Debt": the indebtedness of Pride to LLC evidenced by the Pride Note.

         "Pride Financial Statements":  as defined in Section 4.6.

         "Pride Indemnitees":  as defined in Section 14.4 of this Agreement.

         "Pride Loan Documents": the Pride Note, the Loan Agreement dated February 15, 1993 and the Commercial Security Agreement dated February 15, 1993, all as between Pride and Sunbelt, the Continuing Guaranty dated February 15, 1993 from Rice to Sunbelt, and the Assignment dated January 17, 1996 from Sunbelt to LLC of all of its rights under such agreements and instruments.

         "Pride Note": the promissory note dated May 17, 1993 originally payable to the order of Sunbelt in the original principal amount of $400,000 and now held by LLC.

         "Pride Purchase Price":  as defined in Section 3.1.

         "Pride Shareholders":  as defined in the preamble of this Agreement.

         "Pride Stock":  as defined in the recitals of this Agreement.

         "RAS": RAS Securities, Inc.

         "RAS Warrant": the Warrant to Purchase Aviation Group, Inc. Common Stock to be issued to RAS Securities, Inc., pursuant to the Placement Agreement.

         "Rice":  as defined in the preamble of this Agreement.

         "Sanders":  as defined in the preamble of this Agreement.

         "Schedules": the schedules of the parties in the context and as referenced throughout this Agreement.

         "Shareholders": the Pride Shareholders and Sunbelt Shareholders.

         "Shareholder Indemnitees":  as defined in Section 14.1.

         "Stock Offering Price": the price per share at which Group offers to sell its Common Stock in the Offering.

         "Sunbelt":  as defined in the preamble of this Agreement.

         "Sunbelt Purchase Price":  as defined in Section 3.2.

         "Sunbelt Stock": as defined in the recitals of this Agreement.

         "Sunbelt Shareholders": as defined in the preamble of this Agreement.

         "Tax": any net income, alternative or add-on minimum tax, advance, corporation, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, withholding, payroll, employment, excise, stamp or occupation tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty imposed by any governmental authority with respect thereto, and any liability for such amounts as a result either of being a member of an affiliated group or of a contractual obligation to indemnify any other entity.

         "Thompson":  as defined in the preamble of this Agreement.

         "Weed":  as defined in the preamble of this Agreement.

         1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement.

         1.3     Other Definitional Provisions.

                 1.3.1 The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement.

                 1.3.2 The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 1.3.3 The terms defined in the neuter or masculine gender shall include the feminine, neuter and masculine genders, unless the context clearly indicates otherwise.

                 1.3.4 Reference to the "best knowledge" of a Person or words of similar import shall mean the actual or constructive best knowledge of such Person after reasonable due diligence by such Person as to the facts and circumstances addressed.

                                   ARTICLE II
                                THE TRANSACTIONS

         2.1 Purchase and Sale of Pride Stock. Subject to the terms and conditions of this Agreement, Group agrees to purchase from the Pride Shareholders (other than Sunbelt), and the Pride Shareholders (other than Sunbelt) agree to sell, convey, transfer, assign and deliver to Group, the Pride Stock (other than the Pride Stock owned by Sunbelt), free and clear of all Encumbrances, on the Closing Date against the receipt by the Pride Shareholders (other than Sunbelt) of the Pride Purchase Price, as detailed below.

         2.2 Purchase and Sale of Sunbelt Stock. Subject to the terms and conditions of this Agreement, Group agrees to purchase from the Sunbelt Shareholders, and the Sunbelt Shareholders agree to sell, convey, transfer, assign and deliver to Group, the Sunbelt Stock, free and clear of all Encumbrances, on the Closing Date against the receipt by the Sunbelt Shareholders of the Sunbelt Purchase Price, as detailed below.

         2.3 Transfer of Pride's Alexandria Operations. Rice and Pride agree to cause the sale, conveyance, transfer, assignment and delivery to Rice or to any person designated by him, prior to the Closing but no later than January 20, 1996, of all of the assets and liabilities relating to the Alexandria Operations in exchange for Rice's cancellation of $200,000 of Pride's indebtedness to Rice, effective for all purposes as of September 30, 1995. The assets that constitute the Alexandria Operations are listed on
Schedule 2.3. Rice (or the designated assignee) shall assume all liabilities relating to the Alexandria Operations, including without limitation those liabilities listed in Schedule 2.3. Rice shall cause Pride to be released from liability on its lease of facilities at the former England Air Force Base. Group and its legal counsel shall have the right to review and approve all documents relating to the foregoing transactions with respect to the Alexandria Operations, prior to their execution and delivery.

         2.4 Conversion of LLC Debt. Contemporaneously with the Closing, LLC agrees to cancel $168,000 of the outstanding principal amount of the Pride Debt in exchange for the issuance by Group to LLC of the number of shares of Group Stock equal to $168,000 divided by the Stock Offering Price. The holders of such Group Stock will have the same registration rights as the holders of the Group Stock issued pursuant to the Offering.

                                  ARTICLE III
                            PAYMENT OF CONSIDERATION

         3.1 Pride Purchase Price. At the Closing, Group shall pay and deliver to the following Pride Shareholders the following consideration as payment for the Pride Stock sale contemplated herein (the "Pride Purchase Price"):

                 3.1.1 To Rice, cash in the amount of $245,000 and a $507,250 principal amount Convertible Note;

                 3.1.2 To Thompson, cash in the amount of $5,000 and a $10,000 principal amount Convertible Note; and

                 3.1.3 To Lubomirski, the number of shares of Group Stock equal to $132,750 divided by the Stock Offering Price.

         3.2 Sunbelt Purchase Price. At the Closing, Group shall pay and deliver to the Sunbelt Shareholders the following consideration as payment for the Sunbelt Stock sale contemplated herein (the "Sunbelt Purchase Price"): an aggregate of $250,000 in cash and an aggregate of $350,000 in principal amount of Convertible Notes. Each item of the Sunbelt Purchase Price shall be allocated and paid or delivered to the Sunbelt Shareholders in amounts that are pro rata based on their respective ownership of the Sunbelt Stock.

         3.3 Method of Payment of Cash. The cash payments to each of the Sunbelt Shareholders, Rice and Thompson shall be paid by wire transfer of immediately available funds to an account designated in writing by each of them to Group not later than three (3) business days prior to the Closing Date. If such designation is not timely made by a payee, such cash payment to the payee may be made by Group's check.

         3.4 Effect of Payment. Each of the Shareholders agrees that delivery of the Pride Purchase Price and Sunbelt Purchase Price pursuant to this Article III shall constitute the complete consideration for the Pride Stock and Sunbelt Stock and shall be in full satisfaction of all of such Shareholder's rights (including, without limitation, any associated preemptive rights) in or to any of the Pride Stock or Sunbelt Stock.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES AS TO PRIDE

         Pride, LLC and each of the Pride Shareholders (other than Sunbelt) hereby represent and warrant, jointly and severally, to Group as follows:

         4.1 Existence and Good Standing. Pride is a corporation duly organized and validly existing under the laws of the State of Oklahoma. Pride has the power and authority to own, lease and operate its property and to carry on its business as now being conducted and to own or lease the assets owned or leased by it. Pride is duly qualified or licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by Pride or the nature of the business conducted by Pride makes such qualification necessary and the absence of which would have a Material Adverse Effect.

         4.2     Capitalization of Pride.

                 4.2.1 The entire authorized capital stock of Pride consists of 50,000 shares of common stock, par value $1.00 per share, of which 10,000 shares are issued and outstanding, fully paid and nonassessable and held beneficially and of record by the Pride Shareholders as set forth on Schedule 4.2. Except as set forth on Schedule 4.2, such outstanding shares are owned beneficially and of record by the Pride Shareholders, free and clear of all Encumbrances and rights of others.

                 4.2.2 The shares of Pride Stock held beneficially and of record by the Pride Shareholders represent all of the issued and outstanding capital stock of Pride. There are no outstanding subscriptions, options, convertible securities, indebtedness convertible into equity securities, warrants, calls or rights of any kind (issued, contracted for, granted by, or binding upon Pride) to purchase or otherwise acquire any security of or equity interest in Pride. The Pride Shareholders have full legal right to transfer the Pride Stock pursuant to the terms of this Agreement and will, upon delivery of the Pride Stock to Group pursuant to the terms hereof, transfer to Group good and valid title to the Pride Stock free and clear of all liens, security interests, claims, charges, Encumbrances, rights, options to purchase, voting trusts or other voting agreements and calls and commitments of every kind affecting the Pride Stock.

         4.3 Authorization and Validity of Agreement. Pride has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Pride, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of Pride and no other action on the part of Pride is necessary to authorize the execution, delivery and performance of this Agreement by Pride and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Pride and is a valid and binding obligation of Pride enforceable against Pride in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         4.4 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by Pride and the Pride Shareholders and the consummation by Pride and the Pride Shareholders of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (i) violate, conflict with, or result in a breach or default under any provision of the charter or bylaws of Pride; (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Pride or by which any of its properties or assets may be bound; (iii) require any filing by Pride with, or require Pride to obtain any permit, consent or approval of, or require Pride or the Pride Shareholders to give any notice to, any governmental or regulatory body, agency or authority or any third party other than as set forth on Schedule 4.4 attached hereto; or (iv) other than as set forth on Schedule 4.4 attached hereto, result in a violation or breach by Pride of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Pride (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance upon any of the properties or assets of Pride under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, Contract, Lease, franchise agreement or other instrument or obligation to which Pride is a party, or by which it or any of its properties or assets may be bound.

         4.5 Receivables and Payables. Schedule 4.5 lists all notes receivable, notes payable, accounts receivable and accounts payable of Pride. Except as reflected on Schedule 4.5, all notes receivable and accounts receivable of Pride are, and such notes and accounts receivable at the Closing Date will be, (i) bona fide claims against debtors for debts, sales, work performed or other charges, (ii) to the best knowledge of Pride and the Pride Shareholders, subject to no defenses, set-offs or counterclaims, and (iii) to the best knowledge of Pride and the Pride Shareholders, collectible. Except as reflected on Schedule 4.5, all notes payable and accounts payable of Pride are, and such notes and accounts payable at the Closing Date will be, bona fide claims by creditors for debts, sales, work performed, or other expenses incurred by Pride.

         4.6 Financial Statements; No Material Adverse Change. Pride has heretofore furnished Group or its representatives with the audited financial statements of Pride as of September 30, 1995, in the form of a balance sheet (the "Pride Balance Sheet"), and an income statement and statement of cash flows for the twelve-month period then ended relating to the audited balance sheet (together with the Balance Sheet, the "Pride Financial Statements"). The Pride Financial Statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of Pride at the dates thereof and the results of operations and cash flow of Pride for the period indicated. Except as set forth on Schedule 4.6 attached hereto or for changes that would not have a Material Adverse Effect, since September 30, 1995 (the "Pride Balance Sheet Date"), there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of Pride.

         4.7 Warranty Claims. Except as set forth on Schedule 4.7 attached hereto, as of the date hereof, there are no warranty claims relating to products at any time sold or services at any time performed by Pride pending or, to the best knowledge of Pride and the Pride Shareholders, threatened, which would have a Material Adverse Effect.

         4.8 Title to Properties; Encumbrances; Condition. Except as set forth on Schedule 4.8 or on any of the other Schedules hereto and except for properties and assets reflected in the Pride Financial Statements or acquired since the Pride Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, Pride owns outright, and has, and shall at the Closing have, full legal and beneficial title to all of its assets, in each case subject to no Encumbrances except for Permitted Encumbrances. The assets of Pride consist of all properties and assets necessary to operate the Business in the manner it has been operated prior to the date hereof. Except as set forth on Schedule 4.8, each asset of Pride is in good operating condition and repair, subject to ordinary wear and tear, and, to the best knowledge of Pride and the Pride Shareholders, has been maintained in accordance with the manufacturers' specifications, and each asset is, to the best knowledge of Pride and the Pride Shareholders, in compliance with all applicable federal and state laws and regulations. Pride's Inventory consists of items of a quality and quantity usable or saleable in the regular course of business of Pride.

         4.9 Real Property. Pride owns no real property. All of the buildings, structures and real property appurtenances leased by Pride or used in connection with the operation of the Business (the "Pride Operating Facilities") are in good operating condition, and in a state of good maintenance and repair, subject to ordinary wear and tear, except where such condition or maintenance would not have a Material Adverse Effect. The Pride Operating Facilities have adequate rights of ingress and egress for operation of the Business in the ordinary course. No condemnation or similar proceeding is pending or, to the best knowledge of Pride and the Pride Shareholders, threatened, which would preclude or impair the use of the Pride Operating Facilities as used in the prior operation of the Business.

         4.10 Leases. Schedule 4.10 attached hereto contains an accurate and complete list of all Leases to which Pride is a party (as lessee or lessor). Each Lease set forth on Schedule 4.10 is, to the best knowledge of Pride and the Pride Shareholders, in full force and effect; there is no existing default under any of such Leases on the part of Pride or, to the best of Pride's and the Pride Shareholders' knowledge, any other party thereto.

         4.11 Contracts and Commitments. Except as specifically identified on Schedule 4.11:

                 4.11.1 Pride is not a party to or bound by any loan, credit or similar agreement or any indenture, trust agreement or other instrument relating to any issue of bonds, debentures, notes or other evidences of indebtedness or creating any lien, encumbrance or charge on any of Pride's assets;

                 4.11.2 There are no bonus, pension, profit sharing, retirement, stock option, stock purchase, deferred compensation, hospitalization or insurance plans, or vacation or severance pay plans, or any other plans or arrangements providing benefits to officers, agents or employees of Pride;

                 4.11.3 Pride does not have any collective bargaining agreement with any labor union or association or any employment contract or other binding agreement relating to the employment of any of its employees;

                 4.11.4 Pride is not a party to any joint venture agreement or other agreement involving the sharing of profits relating to the Business and/or its assets;

                 4.11.5 Pride is not a party to any (i) contracts or commitments for capital expenditures outside the ordinary course of business or involving obligations on the part of Pride in amounts inconsistent with those incurred by Pride in the ordinary course of business in accordance with Pride's prior operation of the Business,
         (ii) lease under which personal property is leased to or from Pride and which is not cancelable by Pride without penalty upon notice of thirty days or less or pursuant to which rentals payable by or to Pride, either individually or in the aggregate, substantially exceed amounts previously incurred by Pride in the ordinary course of business, (iii) continuing contract for the future purchase of Inventory or other materials, supplies, machinery or equipment in excess of the requirements of the Business conducted in the ordinary course, (iv) other contract or agreement which involves an obligation on the part of Pride, either individually or in the aggregate, in excess of amounts previously incurred by Pride in the ordinary course of business or, (v) agreement not made in the ordinary course of business;

                 4.11.6 There are no agreements, notes, mortgages, leases, franchises, permits, orders, judgments or decrees to which Pride is a party or by which Pride or any of its assets are bound, which contain any provision which would (i) be violated or contravened by, (ii) cause acceleration of any obligation of Pride as a result of, or (iii) cause or permit the forfeiture of any right or benefit of Pride by reason of, the execution or performance of this Agreement;

                 4.11.7 Pride is not party to any Contract limiting the freedom of Pride to engage in any line of business or to compete with any Person;

                 4.11.8 Pride is not a party to any agreement which involves $50,000 or more and is not cancelable without penalty within thirty days; and

                 4.11.9 There are no persons holding powers of attorney from, or otherwise authorized to act on behalf of, Pride with respect to the Business or Pride's assets except for its respective officers and other management personnel regularly performing their assigned business functions.

         Except as specifically identified on Schedule 4.11, Pride and the Pride Shareholders have no knowledge that any Contract, Lease, or other obligation to which Pride is bound, individually or in the aggregate: (i) will result in a material loss to Pride after the Closing Date; (ii) cannot readily be performed or fulfilled on time without undue or unusual expenditure of money or effort by Pride after the Closing Date, or (iii) is not in full force and effect and under which there exists a default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except where such default or event would not cause a Material Adverse Effect. Also set forth on Schedule 4.11 is a list of all proposals, except proposals made by Pride's sales people in the ordinary course of business, submitted by Pride to any third party that, if accepted by such third party, would require disclosure on Schedule 4.11.

         A true copy of each written Contract and Lease as well as all other documents evidencing any commitment of Pride required to be set forth on any Schedule hereto has been or will be delivered to Group by Pride no later than five (5) days after execution of this Agreement.

         4.12 Permits. All Permits required in connection with the use, operation or ownership of Pride's assets and the conduct of the Business as currently conducted are listed on Schedule 4.12.

         4.13 Litigation. Except as set forth on Schedule 4.13, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of Pride and the Pride Shareholders, threatened, against or affecting Pride or its properties or rights, and Pride and the Pride Shareholders do not know of any valid basis for any such action, proceeding or investigation. There are no such suits, actions, claims, proceedings or investigations pending or to the best knowledge of Pride and the Pride Shareholders, threatened, seeking to prevent or challenge the transactions contemplated by this Agreement. Without exception as to materiality or otherwise, Schedule 4.13 lists all claims, if any, that have ever been filed with the FAA with respect to Pride and/or the operation of the Business.

         4.14 Taxes. All federal, state, county, local and other Taxes which are due or will be due and payable by Pride on or before the Closing Date have been paid timely, including, without limitation, all estimated Taxes. All Tax returns and reports required to be filed with all Taxing authorities, and all deposits required by law to be made with respect to (i) Pride's employees' withholding taxes, and (ii) the operations of Pride have been timely made. There are no agreements for the extension of time for the assessment or payment of any amounts of Tax except as set forth on Schedule 4.14 attached hereto and Pride has not been requested to enter into any such agreement or waiver.
Except as set forth on Schedule 4.14, no assessments of Tax deficiencies have been made against Pride and no examination is pending by the Internal Revenue Service or any other Taxing authority with respect to any of such Tax returns or reports. The Pride Balance Sheet reflects and includes adequate provisions determined in accordance with generally accepted accounting principles consistently applied for the payment in full of any and all Taxes of Pride for the period covered thereby and all prior periods. Pride is not now nor has it ever been a party to any Tax allocation or sharing agreement that could result in any liability to Pride.

         4.15 Insurance. Set forth on Schedule 4.15 is a complete list of insurance policies that Pride maintains with respect to its respective businesses, properties or employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. In the judgment of Pride and the Pride Shareholders, such policies, with respect to their amounts and types of coverage, are adequate to insure against risks to which Pride and its property and assets are normally exposed in the operation of the Business, subject to customary deductibles and policy limits.

         4.16 Intellectual Property. Schedule 4.16 sets forth all Intellectual Property owned by Pride. The operation of the Business as currently operated requires no rights under Intellectual Property other than rights under Intellectual Property listed on Schedule 4.16 and rights granted to Pride pursuant to agreements listed on Schedule 4.16. Except as otherwise set forth on Schedule 4.16, Pride owns all right, title and interest in the Intellectual Property. No claim has been made and no litigation is pending or, to the best knowledge of Pride and the Pride Shareholders, threatened wherein Pride has been or is accused of infringing or otherwise violating the intellectual property rights of another, or of breaching a contract conveying intellectual property rights.

         4.17 Compliance with Laws. Pride is in compliance with all applicable laws, regulations, orders, judgments and decrees applicable to the Business, except where any noncompliance would not have a Material Adverse Effect.

         4.18 Employment Relations. Pride is not engaged in any unfair labor practice. Pride has not been notified of any grievance and no arbitration proceeding arising out of or under any collective bargaining agreement is pending. No collective bargaining agreement is currently being negotiated by Pride.

         4.19 Employee Benefit Plans. None of the Employee Benefit Plans are subject to Title IV of ERISA or the minimum funding obligations of Section 412 of the Code, and Pride and any entity required to be aggregated therewith pursuant to Section 414(b) or (c) of the Code have no liability under Title IV of ERISA or under Section 412(f) or 412(n) of the Code.

         4.20    Environmental Laws and Regulations.  Except as set forth on
Schedule 4.20, (i) Hazardous Materials have not been generated, used, treated or stored on, or transported to or from, the real property owned, leased or used by Pride, its authorized agents or its independent contractors (including suppliers) or any property adjoining such real property, (ii) Hazardous Materials have not been disposed, discharged, injected, spilled, leaked, leached, dumped, emitted, escaped, emptied, allowed to seep, placed and the like, into or upon any land or water or air, or otherwise allowed to enter into the environment (collectively, "Releases") by Pride, its authorized agents or its independent contractors (including suppliers) on such real property or any other property, (iii) Pride is, to the best knowledge of Pride and the Pride Shareholders, in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to such real property and to Pride's operations conducted thereon, (iv) there are no pending or, to the best knowledge of Pride and the Pride Shareholders, threatened Environmental Claims against Pride or involving such real property,
(v) there are no facts or present or past circumstances, conditions or occurrences on such real property known to Pride or the Pride Shareholders that reasonably could be anticipated (A) to form the basis of an Environmental Claim against Pride or any owner or operator of such real property, or (B) to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law, (vi) there are not now and, to the best knowledge of Pride and the Shareholders, there never have been any underground storage tanks located on such real property, and (vii) Pride has not in the ordinary course of business transported, treated, disposed of or stored Hazardous Materials.

         4.21    Interests in Customers and Suppliers.  Except as set forth on
Schedule 4.21 attached hereto, Pride does not possess, directly or indirectly, any financial interest in, nor is any Person associated with Pride a director, officer or employee of, any corporation, firm, association or business organization which is a supplier, customer, lessor, lessee, or competitor of Pride.

         4.22 Compensation of Employees. Set forth on Schedule 4.22 is a complete list of all employees of Pride showing (i) such individuals' total compensation from Pride for the fiscal year ended on the Pride Balance Sheet Date and (ii) compensation and salary rates for the current fiscal year. Except as set forth on Schedule 4.22, no employee of Pride has been promised a bonus or an increase in salary to take effect subsequent to the date hereof.

         4.23 Suppliers and Customers. The relationship of Pride with each of such suppliers and customers as of the date of this Agreement is, to the best knowledge of Pride and the Pride Shareholders, a good commercial working relationship, and except as set forth on Schedule 4.23, no significant supplier or customer has cancelled or otherwise terminated or, to the best knowledge of

Pride and the Pride Shareholders, threatened to cancel or otherwise terminate its relationship with Pride since the beginning of the latest full fiscal year of Pride.

         4.24 Absence of Changes. Except as set forth on Schedule 4.24, since the Balance Sheet Date there has not been any:

                 4.24.1 sale, assignment, pledge, hypothecation or other transfer of any of Pride's assets or properties except in the ordinary course of business as conducted since that date;

                 4.24.2 any Material Adverse Effect or any condition or contingency that might reasonably be expected to result in any Material Adverse Effect;

                 4.24.3 termination of or material amendment to any Contract or Lease except as reflected by any applicable Schedule;

                 4.24.4 increase in compensation payable or paid to, or any employment, bonus or compensation agreement entered into with, any officer, director, employee, agent or independent contractor of Pride other than in the ordinary course of business;

                 4.24.5 declaration or making, or agreement to declare or make, any payment of dividends or distributions of any assets of any kind or purchase, redemption or other acquisition, or agreement to purchase, redeem or otherwise acquire, directly or indirectly, any of Pride's outstanding capital stock; or merger, consolidation or agreement to merge or consolidate with any other entity;

                 4.24.6 agreement or arrangement creating any preferential rights to purchase any of Pride's capital stock or assets or requiring the consent of any party to the transfer or assignment of any of Pride's capital stock or assets;

                 4.24.7 other than in the ordinary course of business, a material change in the amount of all notes and accounts receivable of Pride or other fees or debts due to Pride or the allowances with respect thereto, or the payables of Pride to trade accounts and other creditors by Pride, from that reflected in the Balance Sheet;

                 4.24.8 other Contract or transaction entered into or agreed to by Pride other than in the ordinary course of business; or

                 4.24.9 agreement by Pride to do any of the things described in the preceding Sections 4.24.1 through 4.24.8, except as contemplated in this Agreement.

         4.25 Disclosure. This Agreement, the Financial Statements, any Schedule, Exhibit or certificate attached hereto or delivered by Pride or the Pride Shareholders in accordance with the terms hereof do not contain any untrue statement of a material fact the existence of which results or reasonably could be expected to result in a Material Adverse Effect.

         4.26 Broker's or Finder's Fees. No Person acting on behalf of Pride or the Pride Shareholders is, or will be, entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby.

         4.27 Government Contracts. Except as set forth on Schedule 4.27, Pride does not have any Contracts with any agency of the Government of the United States or supply any services to any of the military services of the United States or the Department of Defense or have a facility security clearance under the Department of Defense Industrial Security Program.

         4.28 Copies of Documents. Pride and the Pride Shareholders have made available for inspection and copying by Group and its advisers, true, complete and correct copies of all documents referred to in this Article IV or in any Schedule attached hereto.

         4.29 Subsidiaries. Pride has only one subsidiary. Such subsidiary has no assets or liabilities and has never conducted any business.

         4.30 Representations by LLC. To the extent the foregoing representations and warranties are given by LLC, such representations and warranties are limited to the best knowledge of LLC.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES AS TO SUNBELT

         Sunbelt and each of the Sunbelt Shareholders hereby represent and warrant, jointly and severally, to Group as follows:

         5.1 Existence and Good Standing. Sunbelt is a corporation duly organized and validly existing under the laws of the State of Florida. Sunbelt has the power and authority to own, lease and operate its property and to carry on its business as now being conducted and to own or lease the assets owned or leased by it. Sunbelt is duly qualified or licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by Sunbelt or the nature of the business conducted by Sunbelt makes such qualification necessary and the absence of which would have a Material Adverse Effect.

         5.2     Capitalization of Sunbelt.

                 5.2.1 The entire authorized capital stock of Sunbelt consists of 10,000,000 shares of common stock, par value $.001 per share, of which 2,101,867 shares are issued and outstanding, fully paid and nonassessable and held beneficially and of record by the Sunbelt Shareholders as set forth on Schedule 5.2. Such outstanding shares are owned beneficially and of record by the Sunbelt Shareholders, free and clear of all Encumbrances and rights of others. An additional 5,351,867 shares of common stock are issued and held by Sunbelt as treasury stock.

                 5.2.2 The shares of Sunbelt Stock held beneficially and of record by the Sunbelt Shareholders represent all of the issued and outstanding capital stock of Sunbelt. There are no outstanding subscriptions, options, convertible securities, indebtedness convertible into equity securities, warrants, calls or rights of any kind (issued, contracted for, granted by, or binding upon Sunbelt) to purchase or otherwise acquire any security of or equity interest in Sunbelt. The Sunbelt Stock owned by Jesswalt, Inc. is subject to a voting trust agreement which will be terminated prior to Closing. The Sunbelt Shareholders have full legal right to transfer the Sunbelt Stock pursuant to the terms of this Agreement and will, upon delivery of the Sunbelt Stock to Group pursuant to the terms hereof, transfer to Group good and valid title to the Sunbelt Stock free and clear of all liens, security interests, claims, charges, Encumbrances, rights, options to purchase, voting trusts or other voting agreements and calls and commitments of every kind affecting the Sunbelt Stock.

         5.3 Authorization and Validity of Agreement. Sunbelt has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sunbelt and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of Sunbelt and no other action on the part of Sunbelt is necessary to authorize the execution, delivery and performance of this Agreement by Sunbelt and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sunbelt and is a valid and binding obligation of Sunbelt enforceable against Sunbelt in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         5.4 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by Sunbelt and the Sunbelt Shareholders and the consummation by Sunbelt and the Sunbelt Shareholders of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (i) violate, conflict with, or result in a breach or default under any provision of the charter or bylaws of Sunbelt;
(ii) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Sunbelt or by which any of its properties or assets may be bound; (iii) require any filing by Sunbelt with, or require Sunbelt to obtain any Permit of, or require Sunbelt or the Sunbelt Shareholders to give any notice to, any governmental or regulatory body, agency or authority; or
(iv) other than as set forth on Schedule 5.4 attached hereto, result in a violation or breach by Sunbelt of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Sunbelt (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance upon any of the properties or assets of Sunbelt under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, Contract, Lease, franchise agreement or other instrument or obligation to which Sunbelt is a party, or by which it or any of its properties or assets may be bound.

         5.5 Assets and Liabilities. The sole asset of Sunbelt is its Pride Stock as listed on Schedule 4.2. Sunbelt has no liabilities or obligations of any kind or nature, contingent, matured or otherwise, except as listed on
Schedule 5.5 attached hereto. The primary responsibility for payment of such listed liabilities has been assumed by LLC prior to the date of this Agreement, and LLC has agreed to indemnify and hold harmless Sunbelt from any liability or loss arising from such liabilities. Except as specifically identified on
Schedule 5.5, Sunbelt is not a party to or bound by any agreement, contract or other instrument of any kind or nature. Since the date of this Agreement, there has not been any sale, assignment or other transfer of any of Sunbelt's assets, any Material Adverse Effect to Sunbelt or any contingency or condition that might reasonably be expected to result in a Material Adverse Effect to Sunbelt, any acquisition, creation, incurrence or assumption of any other asset, liability or obligation on the part of Sunbelt, or other Contract or transaction entered into or agreed to by Sunbelt other than as contemplated herein.

         5.6 Litigation. Except as set forth on Schedule 5.6, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of Sunbelt and the Sunbelt Shareholders, threatened, against or affecting Sunbelt or its properties or rights, and Sunbelt and the Sunbelt Shareholders do not know of any valid basis for any such action, proceeding or investigation. There are no such suits, actions, claims, proceedings or investigations pending or to the best knowledge of Sunbelt and the Sunbelt Shareholders, threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

         5.7 Taxes. All federal, state, county, local and other Taxes which are due or will be due and payable by Sunbelt on or before the Closing Date have been paid timely, including, without limitation, all estimated Taxes. All Tax returns and reports required to be filed with all Taxing authorities, and all deposits required by law to be made with respect to (i) Sunbelt's employees' withholding taxes, and (ii) the operations of Sunbelt have been timely made. There are no agreements for the extension of time for the assessment or payment of any amounts of Tax except as set forth on Schedule
5.14 attached hereto and Sunbelt has not been requested to enter into any such agreement or waiver. Except as set forth on Schedule 5.14, no assessments of Tax deficiencies have been made against Sunbelt and no examination is pending by the Internal Revenue Service or any other Taxing authority with respect to any of such Tax returns or reports. The Balance Sheet reflects and includes adequate provisions determined in accordance with generally accepted accounting principles consistently applied for the payment in full of any and all Taxes of Sunbelt for the period covered thereby and all prior periods. Sunbelt is not now nor has it ever been a party to any Tax allocation or sharing agreement that could result in any liability to Sunbelt.

         5.8 Disclosure. This Agreement, any Schedule, Exhibit or certificate attached hereto or delivered by Sunbelt or the Sunbelt Shareholders in accordance with the terms hereof do not contain any untrue statement of a material fact the existence of which results or reasonably could be expected to result in a Material Adverse Effect.

         5.9 Broker's or Finder's Fees. No Person acting on behalf of Sunbelt or the Sunbelt Shareholders is, or will be, entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby.

         5.10 Copies of Documents. Sunbelt and the Sunbelt Shareholders have made available for inspection and copying by Group and its advisers, true, complete and correct copies of all documents referred to in this Article V or in any Schedule attached hereto.

                                   ARTICLE VI
                   SECURITIES REPRESENTATIONS AND WARRANTIES

         Each Shareholder represents and warrants to Group, severally and not jointly, as follows:

         6.1 Authorization and Validity of Agreement. The Shareholder has full legal capacity to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. Each corporate Shareholder has full corporate power and authority to make, execute, deliver and perform this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Shareholder or by its Board of Directors, and no other action on the part of the Shareholder is necessary to authorize the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and is a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         6.2 Securities Laws. The Shareholder acknowledges that the Group Stock and the Convertible Notes to be issued by Group hereunder constitute securities under the Securities Act of 1933, as amended ("Securities Act"), and the applicable state securities laws (collectively, "Acts") and have not been registered under the Securities Act or the Acts in reliance on available exemptions from the registration requirements thereof.

         6.3 Accredited Investor. The Shareholder is an "accredited investor" as that term is defined in Section 501 of Regulation D promulgated under the Securities Act.

         6.4 Knowledge and Experience. The Shareholder has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of such Shareholder's participation in the transactions contemplated hereby. The Shareholder has had access to and an opportunity to inspect all relevant information relating to Group sufficient to enable the Shareholder to evaluate the merits and risks of the Shareholder's participation in such transactions. The Shareholder also has had adequate opportunity to ask questions and receive answers respecting, and to obtain such additional information as the Shareholder has desired regarding, the business, financial condition and affairs of Group.

         6.5 Investment Purpose. The Shareholder's acquisition of securities of Group issued hereunder is for the Shareholder's own account, is for investment purposes, and is without a view to, or for offer or sale for Group in connection with, any distribution of securities of Group. The Shareholder is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

         6.6 Holding Period. The Shareholder understands that the securities of Group to be issued hereunder must be held for an indefinite period of time and cannot be sold or transferred unless such securities are subsequently registered under the Acts or exemptions from the registration requirements thereof are available.

         6.7 Legend. The Shareholder acknowledges that Group will place on the certificates representing securities to be issued by Group hereunder a legend stating that such securities have not been registered under the Acts and setting forth or referring to the restrictions on the transferability and sale thereof.

         6.8 LLC Distribution. Each Sunbelt Shareholder and LLC confirms and agrees that the foregoing representations and warranties in this Article VI apply to the Group Stock to be issued by Group to LLC at the Closing and thereafter to be distributed by LLC to its members, who are the Sunbelt Shareholders. LLC shall be deemed to be a Shareholder for purposes of the foregoing representations and warranties and confirms the accuracy of such representations and warranties as to it, with the exception that it intends to immediately distribute the Group Stock received by it to its members.

                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF GROUP

         Group hereby represents and warrants to each of the Shareholders as follows:

         7.1 Existence and Good Standing; Power and Authority. Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Group has full corporate power and authority to make, execute, deliver and perform this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all required corporate action of Group. This Agreement has been duly executed and delivered by Group and is a valid and binding obligation of Group enforceable against Group, in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         7.2 Capitalization. The authorized capital stock of Group consists of 15,000,000 shares of capital stock, of which 10,000,000 shares are common stock, par value $0.01 per share, and 5,000,000 are preferred stock, par value $0.01 per share. Group currently has 1,000,000 shares of common stock that are issued and outstanding and held by The Sanders Companies, Inc. Except as contemplated by the terms of this Agreement and except for the RAS Warrant, Group has no options, securities, warrants or other equity or debt instruments convertible or exercisable into any equity interest in Group. When issued and paid for in accordance with the terms of this Agreement, the shares of Group Stock to be issued to the Shareholders shall be fully paid and nonassessable.

         7.3 No Violations. The execution, delivery and performance of this Agreement by Group and the consummation by Group of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, (i) violate, conflict with, or result in a breach or default under any provision of the charter or bylaws of Group; (ii) to the best knowledge of Group, violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Group or by which any of its properties or assets may be bound; (iii) to the best knowledge of Group, require any filing by Group with, or require Group to obtain any permit, consent or approval of, or require Group to give any notice to, any governmental or regulatory body, agency or authority or any third party; or (iv) result in a violation or breach by Group of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Group (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Group pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Group is a party, or by which Group or any of its properties or assets may be bound, except in the case of clauses (ii), (iii) and (iv) of this Section 6.3 for such violations, consents, breaches, defaults, terminations and accelerations which in the aggregate would not have a Material Adverse Effect.

         7.4 Broker's or Finder's Fees. Except for RAS, no Person acting on behalf of Group is, or will be, entitled to any fee, commission or broker's or finder's fee in connection with this Agreement or any of the transactions contemplated hereby. Group has agreed to pay certain commissions and expense allowances to RAS and to issue to RAS the RAS Warrant as payment for the performance of the services contemplated under the Placement Agreement.

         7.5 Receivables and Payables. Schedule 7.5 lists all notes receivable, notes payable, accounts receivable and accounts payable of Group. Except as reflected on Schedule 7.5, all notes receivable and accounts receivable of Group are, and such notes and accounts receivable at the Closing Date will be, (i) bona fide claims against debtors for debts, sales, work performed or other charges, (ii) to the best knowledge of Group and the Group Shareholders, subject to no defenses, set-offs or counterclaims, and (iii) to the best knowledge of Group and the Group Shareholders, collectible. Except as reflected on Schedule 7.5, all notes payable and accounts payable of Group are, and such notes and accounts payable at the Closing Date will be, bona fide claims by creditors for debts, sales, work performed, other expenses incurred by Group.

         7.6 Financial Statements; No Material Adverse Change. Group has heretofore furnished Pride or its representatives with the audited financial statements of Group as of September 30, 1995, in the form of a balance sheet (the "Group Balance Sheet"), and an income statement and statement of cash flows for the twelve-month period then ended relating to the audited balance sheet (together with the Balance Sheet, the "Group Financial Statements"). The Group Financial Statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of Group at the dates thereof and the results of operations and cash flow of Group for the period indicated. Except as set forth on Schedule 7.6 attached hereto or for changes that would not have a Material Adverse Effect, since September 30, 1995 (the "Group Balance Sheet Date"), there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of Group.

         7.7 Warranty Claims. Except as set forth on Schedule 7.7 attached hereto, as of the date hereof, there are no warranty claims relating to products at any time sold or services at any time performed by Group pending or, to the best knowledge of Group, threatened, which would have a Material Adverse Effect.

         7.8 Title to Properties; Encumbrances; Condition. Except as set forth on Schedule 7.8 or on any of the other Schedules hereto and except for properties and assets reflected in the Group Financial Statements or acquired since the Group Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, Group owns outright, and has, and shall at the Closing have, full legal and beneficial title to all of its assets, in each case subject to no Encumbrances except for Permitted Encumbrances. The assets of Group consist of all properties and assets necessary to operate the Business in the manner it has been operated prior to the date hereof. Except as set forth on Schedule 7.8, each asset of Group is in good operating condition and repair, subject to ordinary wear and tear, and, to the best knowledge of Group, has been maintained in accordance with the manufacturers' specifications, and each asset is, to the best knowledge of Group, in compliance with all applicable federal and state laws and regulations. Group's Inventory consists of items of a quality and quantity usable or saleable in the regular course of business of Group.

         7.9 Real Property. Group owns no real property. All of the buildings, structures and real property appurtenances leased by Group or used in connection with the operation of its business (the "Group Operating Facilities") are in good operating condition, and in a state of good maintenance and repair, subject to ordinary wear and tear, except where such condition or maintenance would not have a Material Adverse Effect. The Group Operating Facilities have adequate rights of ingress and egress for operation of Group's business in the ordinary course. No condemnation or similar proceeding is pending or, to the best knowledge of Group, threatened, which would preclude or impair the use of the Group Operating Facilities as used in the prior operation of its business.

         7.10 Leases. Schedule 7.10 attached hereto contains an accurate and complete list of all Leases to which Group is a party (as lessee or lessor). Each Lease set forth on Schedule 7.10 is, to the best knowledge of Group, in full force and effect; there is no existing default under any of such Leases on the part of Group or, to the best of Group's knowledge, any other party thereto.

         7.11 Contracts and Commitments. Except as specifically identified on Schedule 7.11:

                 7.11.1 Group is not a party to or bound by any loan, credit or similar agreement or any indenture, trust agreement or other instrument relating to any issue of bonds, debentures, notes or other evidences of indebtedness or creating any lien, encumbrance or charge on any of Group's assets;

                 7.11.2 There are no bonus, pension, profit sharing, retirement, stock option, stock purchase, deferred compensation, hospitalization or insurance plans, or vacation or severance pay plans, or any other plans or arrangements providing benefits to officers, agents or employees of Group;

                 7.11.3 Group does not have any collective bargaining agreement with any labor union or association or any employment contract or other binding agreement relating to the employment of any of its employees;

                 7.11.4 Group is not a party to any joint venture agreement or other agreement involving the sharing of profits relating to its business and/or its assets;

                 7.11.5 Group is not a party to any (i) contracts or commitments for capital expenditures outside the ordinary course of business or involving obligations on the part of Group in amounts inconsistent with those incurred by Group in the ordinary course of business in accordance with Group's prior operation of its business,
         (ii) lease under which personal property is leased to or from Group and which is not cancelable by Group without penalty upon notice of thirty days or less or pursuant to which rentals payable by or to Group, either individually or in the aggregate, substantially exceed amounts previously incurred by Group in the ordinary course of business, (iii) continuing contract for the future purchase of Inventory or other materials, supplies, machinery or equipment in excess of the requirements of its business conducted in the ordinary course, (iv) other contract or agreement which involves an obligation on the part of Group, either individually or in the aggregate, in excess of amounts previously incurred by Group in the ordinary course of business or, (v) agreement not made in the ordinary course of business;

                 7.11.6 There are no agreements, notes, mortgages, leases, franchises, permits, orders, judgments or decrees to which Group is a party or by which Group or any of its assets are bound, which contain any provision which would (i) be violated or contravened by, (ii) cause acceleration of any obligation of Group as a result of, or (iii) cause or permit the forfeiture of any right or benefit of Group by reason of, the execution or performance of this Agreement;

                 7.11.7 Group is not party to any Contract limiting the freedom of Group to engage in any line of business or to compete with any Person;

                 7.11.8 Group is not a party to any agreement which involves $50,000 or more and is not cancelable without penalty within thirty days; and

                 7.11.9 There are no persons holding powers of attorney from, or otherwise authorized to act on behalf of, Group with respect to its business or Group's assets except for its respective officers and other management personnel regularly performing their assigned business functions.

         Except as specifically identified on Schedule 7.11, Group has no knowledge that any Contract, Lease, or other obligation to which Group is bound, individually or in the aggregate: (i) will result in a material loss to Group after the Closing Date; (ii) cannot readily be performed or fulfilled on time without undue or unusual expenditure of money or effort by Group after the Closing Date, or (iii) is not in full force and effect and under which there exists a default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except where such default or event would not cause a Material Adverse Effect. Also set forth on Schedule 7.11 is a list of all proposals, except proposals made by Group's sales people in the ordinary course of business, submitted by Group to any third party that, if accepted by such third party, would require disclosure on Schedule 7.11.

         A true copy of each written Contract and Lease as well as all other documents evidencing any commitment of Group required to be set forth on any Schedule hereto has been or will be delivered to Pride by Group no later than five (5) days after execution of this Agreement.

         7.12 Permits. All Permits required in connection with the use, operation or ownership of Group's assets and the conduct of its business as currently conducted are listed on Schedule 7.12.

         7.13 Litigation. Except as set forth on Schedule 7.13, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of Group, threatened, against or affecting Group or its properties or rights, and Group do not know of any valid basis for any such action, proceeding or investigation. There are no such suits, actions, claims, proceedings or investigations pending or to the best knowledge of Group, threatened, seeking to prevent or challenge the transactions contemplated by this Agreement. Without exception as to materiality or otherwise, Schedule 7.13 lists all claims, if any, that have ever been filed with the FAA with respect to Group and/or the operation of the Business.

         7.14 Taxes. All federal, state, county, local and other Taxes which are due or will be due and payable by Group on or before the Closing Date have been paid timely, including, without limitation, all estimated Taxes. All Tax returns and reports required to be filed with all Taxing authorities, and all deposits required by law to be made with respect to (i) Group's employees' withholding taxes, and (ii) the operations of Group have been timely made. There are no agreements for the extension of time for the assessment or payment of any amounts of Tax except as set forth on Schedule 7.14 attached hereto and Group has not been requested to enter into any such agreement or waiver.
Except as set forth on Schedule 7.14, no assessments of Tax deficiencies have been made against Group and no examination is pending by the Internal Revenue Service or any other Taxing authority with respect to any of such Tax returns or reports. The Group Balance Sheet reflects and includes adequate provisions determined in accordance with generally accepted accounting principles consistently applied for the payment in full of any and all Taxes of Group for the period covered thereby and all prior periods. Group is not now nor has it ever been a party to any Tax allocation or sharing agreement that could result in any liability to Group.

         7.15 Insurance. Set forth on Schedule 7.15 is a complete list of insurance policies that Group maintains with respect to its respective businesses, properties or employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. In the judgment of Group, such policies, with respect to their amounts and types of coverage, are adequate to insure against risks to which Group and its property and assets are normally exposed in the operation of its business, subject to customary deductibles and policy limits.

         7.16 Intellectual Property. Schedule 7.16 sets forth all Intellectual Property owned by Group. The operation of its business as currently operated requires no rights under Intellectual Property other than rights under Intellectual Property listed on Schedule 7.16 and rights granted to Group pursuant to agreements listed on Schedule 7.16. Except as otherwise set forth on Schedule 7.16, Group owns all right, title and interest in the Intellectual Property. No claim has been made and no litigation is pending or, to the best knowledge of Group, threatened wherein Group has been or is accused of infringing or otherwise violating the intellectual property rights of another, or of breaching a contract conveying intellectual property rights.

         7.17 Compliance with Laws. Pride is in compliance with all applicable laws, regulations, orders, judgments and decrees applicable to its business, except where any noncompliance would not have a Material Adverse Effect.

         7.18 Employment Relations. Group is not engaged in any unfair labor practice. Group has not been notified of any grievance and no arbitration proceeding arising out of or under any collective bargaining agreement is pending. No collective bargaining agreement is currently being negotiated by Group.

         7.19 Employee Benefit Plans. None of the Employee Benefit Plans are subject to Title IV of ERISA or the minimum funding obligations of Section 412 of the Code, and Group and any entity required to be aggregated therewith pursuant to Section 414(b) or (c) of the Code have no liability under Title IV of ERISA or under Section 412(f) or 412(n) of the Code.

         7.20    Environmental Laws and Regulations.  Except as set forth on
Schedule 7.20, (i) Hazardous Materials have not been generated, used, treated or stored on, or transported to or from, the real property owned, leased or used by Group, its authorized agents or its independent contractors (including suppliers) or any property adjoining such real property, (ii) Hazardous Materials have not been disposed, discharged, injected, spilled, leaked, leached, dumped, emitted, escaped, emptied, allowed to seep, placed and the like, into or upon any land or water or air, or otherwise allowed to enter into the environment (collectively, "Releases") by Group, its authorized agents or its independent contractors (including suppliers) on such real property or any other property, (iii) Group is, to the best knowledge of Group, in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to such real property and to Group's operations conducted thereon, (iv) there are no pending or, to the best knowledge of Group, threatened Environmental Claims against Group or involving such real property, (v) there are no facts or present or past circumstances, conditions or occurrences on such real property known to Group that reasonably could be anticipated (A) to form the basis of an Environmental Claim against Group or any owner or operator of such real property, or (B) to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law, (vi) there are not now and, to the best knowledge of Group, there never have been any underground storage tanks located on such real property, and (vii) Group has not in the ordinary course of business transported, treated, disposed of or stored Hazardous Materials.

         7.21    Interests in Customers and Suppliers.  Except as set forth on
Schedule 7.21 attached hereto, Group does not possess, directly or indirectly, any financial interest in, nor is any Person associated with Group a director, officer or employee of, any corporation, firm, association or business organization which is a supplier, customer, lessor, lessee, or competitor of Group.

         7.22 Compensation of Employees. Set forth on Schedule 7.22 is a complete list of all employees of Group showing (i) such individuals' total compensation from Group for the fiscal year ended on the Group Balance Sheet Date and (ii) compensation and salary rates for the current fiscal year. Except as set forth on Schedule 7.22, no employee of Group has been promised a bonus or an increase in salary to take effect subsequent to the date hereof.

         7.23 Suppliers and Customers. The relationship of Group with each of such suppliers and customers as of the date of this Agreement is, to the best knowledge of Group, a good commercial working relationship, and except as set forth on Schedule 7.23, no significant supplier or customer has cancelled or otherwise terminated or, to the best knowledge of Group, threatened to cancel or otherwise terminate its relationship with Group since the beginning of the latest full fiscal year of Group.

         7.24 Absence of Changes. Except as set forth on Schedule 7.24, since the Group Balance Sheet Date there has not been any:

                 7.24.1 sale, assignment, pledge, hypothecation or other transfer of any of Group's assets or properties except in the ordinary course of business as conducted since that date;

                 7.24.2 any Material Adverse Effect or any condition or contingency that might reasonably be expected to result in any Material Adverse Effect;

                 7.24.3 termination of or material amendment to any Contract or Lease except as reflected by any applicable Schedule;

                 7.24.4 increase in compensation payable or paid to, or any employment, bonus or compensation agreement entered into with, any officer, director, employee, agent or independent contractor of Group other than in the ordinary course of business;

                 7.24.5 declaration or making, or agreement to declare or make, any payment of dividends or distributions of any assets of any kind or purchase, redemption or other acquisition, or agreement to purchase, redeem or otherwise acquire, directly or indirectly, any of Group's outstanding capital stock; or merger, consolidation or agreement to merge or consolidate with any other entity;

                 7.24.6 agreement or arrangement creating any preferential rights to purchase any of Group's capital stock or assets or requiring the consent of any party to the transfer or assignment of any of Group's capital stock or assets;

                 7.24.7 other than in the ordinary course of business, a material change in the amount of all notes and accounts receivable of Group or other fees or debts due to Group or the allowances with respect thereto, or the payables of Group to trade accounts and other creditors by Group, from that reflected in the Group Balance Sheet;

                 7.24.8 other Contract or transaction entered into or agreed to by Group other than in the ordinary course of business; or

                 7.24.9 agreement by Group to do any of the things described in the preceding Sections 7.24.1 through 7.24.8, except as contemplated in this Agreement.

         7.25 Disclosure. This Agreement, the Group Financial Statements, any Schedule, Exhibit or certificate attached hereto or delivered by Group in accordance with the terms hereof do not contain any untrue statement of a material fact the existence of which results or reasonably could be expected to result in a Material Adverse Effect.

         7.26 Government Contracts. Except as set forth on Schedule 7.26, Group does not have any Contracts with any agency of the Government of the United States or supply any services to any of the military services of the United States or the Department of Defense or have a facility security clearance under the Department of Defense Industrial Security Program.

         7.27 Copies of Documents. Group has made available for inspection and copying by Pride and its advisers, true, complete and correct copies of all documents referred to in this Article VII or in any Schedule attached hereto.

         7.28 Subsidiaries. Group has only two subsidiaries, Tri-Star Airlines Services, Inc. and Tri-Star Aircraft Services, Inc.

                                  ARTICLE VIII
                        CONDITIONS TO THE OBLIGATIONS OF
                    PRIDE, SUNBELT, LLC AND THE SHAREHOLDERS

         The obligations of Sunbelt, Pride, LLC and the Shareholders under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by

Sunbelt, Pride, LLC and the Shareholders) on or prior to the Closing Date of all of the following conditions:

         8.1 Truth of Representations and Warranties. The representations and warranties of Group contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and Group shall have delivered to Pride and Sunbelt on the Closing Date a certificate of an authorized officer of Group, dated the Closing Date, to such effect.

         8.2 Performance of Agreements. Each and all of the agreements and covenants of Group to be performed on or before the Closing Date pursuant to the terms hereof, including all deliveries and obligations at Closing, shall have been duly performed in all material respects, and Group shall have delivered to Pride and Sunbelt a certificate of an authorized officer of Group, dated the Closing Date, to such effect and evidencing the incumbency of all officers executing any documents in connection with the Closing.

         8.3 No Litigation Threatened. No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Group shall have delivered to Pride and Sunbelt a certificate of an authorized officer of Group, dated the Closing Date, to such effect to the best knowledge of such officer.

         8.4 Consents. All governmental and third party consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

         8.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Pride and Sunbelt and their respective counsel, and Pride and Sunbelt shall have received copies of all such documents and other evidence as they or their respective counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         8.6 Legal Opinion. Group shall have delivered to Pride and Sunbelt the opinion of Bracewell & Patterson, L.L.P., counsel to Group, addressing the matters set forth in Exhibit E attached hereto, which opinion shall be acceptable to Pride and Sunbelt and their respective counsel.

                                   ARTICLE IX
                       CONDITIONS TO GROUP'S OBLIGATIONS

         The obligations of Group under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Group) on or prior to the Closing Date of all of the following conditions:

         9.1 Truth of Representations and Warranties. The representations and warranties of Pride, Sunbelt and the Shareholders contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. The Shareholders, Sunbelt and Pride shall have delivered to Group on the Closing Date a certificate executed by each of the Shareholders, an authorized officer of Sunbelt and an authorized officer of Pride, respectively, dated the Closing Date, to such effect.

         9.2 Performance of Agreements. Each and all of the agreements and covenants of Pride, Sunbelt and the Shareholders to be performed on or before the Closing Date pursuant to the terms hereof, including all deliveries and obligations at Closing, shall have been duly performed in all material respects. The Shareholders, Sunbelt and Pride shall have delivered to Group a certificate of each of the Shareholders, an authorized officer of Sunbelt and an authorized officer of Pride, respectively, dated the Closing Date, to such effect. The certificates of Sunbelt and Pride shall also evidence the incumbency of all officers of Sunbelt and Pride executing any documents in connection with the Closing.

         9.3 No Litigation Threatened. No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby. The Shareholders, Sunbelt and Pride shall have delivered to Group a certificate of each of the Shareholders, an authorized officer of Sunbelt and an authorized officer of Pride, respectively, dated the Closing Date, to such effect to the best knowledge of such officer.

         9.4 Consents. All governmental and third party consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

         9.5 Consents. Each of the consents referred to on Schedules 4.4 and 5.4 attached hereto shall have been obtained. Group shall have received the approval of its Board of Directors to consummate the transactions contemplated hereby.

         9.6 Due Diligence. Group, through its officers and directors and its legal and other representatives, shall have concluded a due diligence review of Pride satisfactory to Group in its sole discretion.

         9.7 Financing. Group shall have received $900,000 of the financing contemplated under the Placement Agreement and the subscription escrow for such funds can be broken at the discretion of Group.

         9.8 Legal Opinion. Pride, Sunbelt and the Shareholders shall have delivered to Group the opinions of Cestia & Landry, counsel to Pride, Schober, Reynolds & Antee, counsel to Sunbelt and the Sunbelt Shareholders, and Frederick Parker, Jr., counsel to LLC, addressing the matters set forth in Exhibit F attached hereto, which opinions shall be acceptable to Group and its counsel.

         9.9 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Group and its counsel, and Group shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         9.10 Alexandria Operations. The transfer to and assumption by Rice (or his designee) from Pride of the Alexandria Operations shall have been effected in accordance with documentation previously approved by Group.

         9.11 Partial Extinguishment of Pride's Indebtedness to LLC. On the Closing Date, LLC shall extinguish $168,000 of the principal amount of the Pride Debt as consideration for the issuance by Group to LLC of the number of shares of Group Stock equal to $168,000 divided by the Stock Offering Price.

                                   ARTICLE X
             COVENANTS OF PRIDE, SUNBELT, LLC AND THE SHAREHOLDERS

         Pride, Sunbelt, LLC and the Shareholders hereby covenant and agree with Group as follows:

         10.1 Cooperation. Pride, Sunbelt, LLC and the Shareholders shall use their reasonable best efforts to cooperate with Group to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Pride, Sunbelt, LLC and the Shareholders to effect the transactions contemplated hereby, including without limitation the assignment and assumption of the Alexandria Operations. Pride, Sunbelt, LLC and the Shareholders shall otherwise use their reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which they have control to be satisfied. Pride, Sunbelt, LLC and the Shareholders further agree to deliver to Group prompt written notice of any event or condition known to or discovered by Pride, Sunbelt, LLC or the Shareholders, which if it existed on the date of this Agreement or on the Closing Date, would result in any of the representations and warranties of Pride, Sunbelt, LLC or the Shareholders contained herein being untrue in any material respect.

         10.2 Conduct of Business. Except as Group may otherwise consent to in writing, between the date hereof and the Closing Date, Pride and Sunbelt shall (i) conduct the Business and Sunbelt's business only in the ordinary course, (ii) use their reasonable efforts to keep available the services of Pride's employees and maintain Pride's current relationships with licensors, suppliers, lessors, distributors, customers, clients and others, (iii) maintain, consistent with past practice and good business judgment, all of Pride's assets in customary repair, order and condition, ordinary wear and tear excepted, and insurance upon all of its assets used in the conduct of the Business in such amounts and of such kinds comparable to that in effect on the date hereof, to the extent available at current premiums, and (iv) maintain their Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice.

         10.3 Negative Covenants of Pride and the Pride Shareholders. From and after September 30, 1995 and through the Closing Date and except with the specific prior written consent of Group, Pride and the Shareholders covenant and agree as follows:

                 10.3.1 Other than the transfer by Pride of the Alexandria Operations to Rice, Pride shall not sell, transfer or dispose of any of its assets other than in the ordinary course of business; provided, however, that any sale, transfer or disposition of any of its assets in the ordinary course of business shall not exceed assets valued at more than $10,000 in the aggregate and shall not be made to any of the Shareholders.

                 10.3.2 Pride shall not make any distributions or dividends of cash or other property to the Shareholders.

                 10.3.3 Pride shall not make, declare or pay any bonuses to any of the officers or directors of Pride or Sunbelt or other payments to such persons not in the ordinary course of business.

                 10.3.4 Pride shall not grant an Encumbrance (except a Permitted Encumbrance) on any of the assets of Pride or allow any such Encumbrance (except a Permitted Encumbrance) to occur or to be created.

                 10.3.5 Except in the ordinary course of business, Pride shall not acquire any tangible properties or assets.

                 10.3.6 Except in the ordinary course of business, Pride shall not enter into any employment and/or any independent contractor agreements relating to services to be rendered in connection with the Business or any of their assets.

                 10.3.7 Except in the ordinary course of business, Pride shall not amend, modify or terminate any of its Contracts, Leases or other agreements.

                 10.3.8 Pride shall not enter into any undertaking with respect to the operation of its assets or the Business except in the ordinary course of business and consistent with past practices.

                 10.3.9 The Shareholders shall not sell, transfer or dispose of any of the Pride Stock or the Sunbelt Stock or grant or allow an Encumbrance thereon.

         10.4 Negative Covenants of Sunbelt and LLC. From and after the date hereof and through the Closing Date, and except with the specific prior written consent of Group, Sunbelt and LLC covenant and agree as follows:

                 10.4.1 LLC shall not sell, transfer or dispose of the Pride Note or Pride Loan Documents or any interest therein, grant or permit to exist an Encumbrance on the Pride Note or Pride Loan Documents or the proceeds thereof, or amend or modify any of the Pride Note or Pride Loan Documents.

                 10.4.2 Sunbelt shall not acquire any tangible or intangible properties or assets or incur any liabilities or obligations of any kind or nature.

                 10.4.3 Sunbelt shall not enter into any agreements or contracts of any kind or nature.

                 10.4.4 Sunbelt shall not sell, transfer or dispose of any of the Pride Stock or grant or allow an Encumbrance thereon.

         10.5 Exclusive Dealing. During the period from the date of this Agreement to February 15, 1996, Pride, Sunbelt and the Shareholders shall not take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to any Person other than Group, concerning (i) the sale, transfer or disposal of all or any material part of the assets of Pride or Sunbelt, (ii) a merger of Pride or Sunbelt, (iii) the sale, transfer or disposal of any of the Pride Stock or Sunbelt Stock, or (iv) any similar transaction involving Pride, Sunbelt or the Shareholders (collectively, a "Prohibited Transaction"). Pride, Sunbelt and the Shareholders shall immediately notify Group of any inquiries or proposals made by any Person other than Group with respect to a Prohibited Transaction. Prior to March 1, 1996, Pride, Sunbelt and the Shareholders shall not enter into any definitive agreements with respect to any Prohibited Transaction.

         10.6 Review of the Assets. Pride, Sunbelt and the Shareholders agree that Group may, prior to the Closing Date, through its representatives, review (i) the assets and liabilities of Pride and Sunbelt, (ii) the complete working papers of the certified public accountants of Pride and Sunbelt used in their preparation of financial statements for Pride and Sunbelt, and (iii) the Books and Records of Pride and Sunbelt and otherwise review the financial and legal condition of Pride and Sunbelt as Group or its representatives deem necessary or advisable to familiarize itself or themselves with the Business, Sunbelt's business and related matters; such review shall not, however, affect the representations and warranties made by Pride and Sunbelt and the Shareholders hereunder or the remedies of Group for breaches of those representations and warranties. Such review and inspection shall occur only during normal business hours upon reasonable notice by Group. Pride and Sunbelt shall permit Group and its representatives to have, after the execution of this Agreement, full access to those employees of Pride who can furnish Group with financial and operating data and other information with respect to the Business as Group shall from time to time reasonably request.

         10.7 Consents. Pride, Sunbelt, LLC and the Shareholders covenant to obtain as soon as practicable after execution of this Agreement all governmental and third party consents and approvals necessary to permit the performance of their respective obligations to consummate the transactions contemplated by this Agreement.

         10.8 Further Assurances. At any time or from time to time after the Closing Date, Pride, Sunbelt, LLC and the Shareholders shall, at the reasonable request of Group and at Group's expense, execute and deliver any further instruments or documents and take all such further action as Group may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE XI
                               COVENANTS OF GROUP

         Group hereby covenants and agrees with Pride, Sunbelt and the Shareholders as follows:

         11.1 Cooperation by Group. Group will use its reasonable best efforts, and will cooperate with Pride, Sunbelt and the Shareholders, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Group to effect the transactions contemplated on its part hereby, and Group will otherwise use its reasonable best efforts to cause and consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which it has control to be satisfied.

         11.2 Books and Records; Personnel. At all times after the Closing Date, Group shall allow the Shareholders, upon reasonable advance notice to Group, access to all Books and Records of Pride and Sunbelt, to the extent necessary or desirable in anticipation of, or preparation for, existing or future litigation, tax returns or audits, or reports to or filings with governmental agencies, during normal working hours at Group's principal place of business or at any location where such Books and Records are stored, and the Shareholders shall have the right, at the Shareholders' sole cost, to make copies of any such Books and Records.

         11.3 Further Assurances. At any time or from time to time after the Closing Date, Group shall, at the request of the Shareholders and at the Shareholders' expense, execute and deliver any further instruments or documents and take all such further action as the Shareholders may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement.

         11.4 Consents. Group covenants to obtain as soon as practicable after the execution of this Agreement all governmental and third party consents and approvals necessary to permit the performance of its obligation to consummate the transactions contemplated by this Agreement.

                                  ARTICLE XII
                                  THE CLOSING

         12.1 Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at 9:00 a.m. at the offices of Bracewell & Patterson, L.L.P. located at 500 N. Akard Street, Suite 4000, Dallas, Texas 75201, on or before March 1, 1996, or at such other time, at such other place or on such other date as the parties hereto may mutually agree.
The date on which the Closing occurs is herein referred to as the "Closing
Date."

         12.2 Obligations of Pride, Sunbelt and the Shareholders. At the Closing, Pride, Sunbelt and the Shareholders, as applicable, shall execute (as applicable) and deliver to Group, against Group's execution (as applicable) and delivery of the items specified in Section 12.3, the following:

                 12.2.1   the Employment Agreements;

                 12.2.2   the Consulting Agreements;

                 12.2.3   the Pledge Agreement;

                 12.2.4 the Pride Stock and the Sunbelt Stock together with stock powers duly endorsed by the Shareholders;

                 12.2.5 certified copies of the Articles of Incorporation, Bylaws and Good Standing and Existence Certificates of Pride and Sunbelt;

                 12.2.6 all Books and Records, memoranda, data and other documents related to the assets of Pride, Sunbelt and the Business, including all Contracts and Leases of Pride;

                 12.2.7 the certificates required by Sections 9.1, 9.2 and 9.3;

                 12.2.8 any consents to assignment of the Contracts and Leases required by Sections 4.4 and 5.4;

                 12.2.9   the legal opinion as required by Section 9.8;

                 12.2.10 evidence of any necessary governmental or third party consents or approvals as required by Section 10.7;

                 12.2.11 resignations of existing directors of Pride and Sunbelt;

                 12.2.12 such other instruments, documents and certificates in form and substance reasonably satisfactory to Group, as Group shall have reasonably required.

         12.3 Group's Obligations. At the Closing, Group shall execute (as applicable) and deliver to the Shareholders, Sunbelt, LLC and Pride, as applicable, against execution (as applicable) and delivery by the Shareholders, as applicable, and Pride of the items specified in Section 12.2, the following:

                 12.3.1 a wire transfer or bank cashier's or certified check, as applicable, for the cash portion of the Pride Purchase Price and Sunbelt Purchase Price, as they may be adjusted, pursuant to Article III;

                 12.3.2 certificates representing the shares of Group Stock to be issued to LLC and Lubomirski in accordance with Sections 2.4 and
         3.1.3 hereof;

                 12.3.3   the Convertible Notes;

                 12.3.4   the Employment Agreements;

                 12.3.5   the Consulting Agreements;

                 12.3.6   the Pledge Agreements;

                 12.3.7 evidence of any necessary governmental or third party consents or approvals as required by Section 11.4;

                 12.3.8 the certificates required by Sections 8.1, 8.2 and 8.3; and

                 12.3.9 the legal opinion required by Section 8.6.

                                  ARTICLE XIII
                                  TERMINATION

         13.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date as follows:

                 13.1.1   by the mutual written consent of Group, Pride and
                    Sunbelt;

                 13.1.2 unilaterally by Group, on one hand, or by Pride and Sunbelt, on the other hand, in writing, without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in material default or breach of this Agreement, or has failed or refused to close without justification hereunder), if the Closing Date shall not have occurred on or before 5:00 p.m. Central Standard Time on February 15, 1996 ("Final Termination Date"); provided, however, that if all necessary consents and approvals have not been obtained by February 15, 1996, the Final Termination Date automatically shall be extended to a date six business days after the date on which all such consents and approvals have been obtained but in no event later than March 1, 1996;

                 13.1.3 unilaterally by Group, on one hand, or by Pride and Sunbelt, on the other hand, in writing, without prejudice to other rights and remedies which the terminating party may have (provided the terminating party is not otherwise in material default or breach of this Agreement, or has failed or refused to close without justification hereunder), if the other party shall (i) materially fail to perform its covenants or agreements contained herein required to be performed prior to the Closing Date, or (ii) materially breach or have breached any of its representations or warranties contained herein.

         13.2    Remedies Upon Default or Failure to Close.

                 13.2.1 If Group shall default in the performance of its obligations under this Agreement, and shall for this reason be unable to consummate this Agreement on the Closing Date in accordance with the terms hereof, and provided that neither Pride, Sunbelt nor any of the Shareholders are not then in material default of any of their respective obligations hereunder, Pride, Sunbelt and the Shareholders shall be entitled (i) to waive any such default by Group and to require Group through specific performance (which Group acknowledges to be an appropriate remedy) to consummate the sale in accordance with the terms of this Agreement, or (ii) to terminate this Agreement by written notice to Group; provided, however, that Group shall have a period of ten (10) days following written notice from Pride, Sunbelt and the Shareholders to cure any breach of this Agreement, if such breach is curable. The availability of specific performance shall be in addition to any other remedies or claims for damages Pride, Sunbelt or the Shareholders may have at law or in equity for breaches or defaults by Group of its obligations hereunder.

                 13.2.2 If Pride, Sunbelt or any of the Shareholders shall default in the performance of their respective obligations under this Agreement and shall for that reason be unable to consummate this Agreement on the Closing Date in accordance with the terms hereof, and if Group is not then in material default of any of its obligations hereunder, Group shall be entitled either (i) to waive any such defaults by Pride, Sunbelt or the Shareholders and to require Pride, Sunbelt and the Shareholders through specific performance (which Pride, Sunbelt and the Shareholders acknowledge to be an appropriate remedy) to consummate the sale in accordance with the terms of this Agreement, or (ii) to terminate this Agreement by written notice to Pride, Sunbelt and the Shareholders; provided, however, that Pride, Sunbelt and the Shareholders shall have a period of ten (10) days following written notice from Group to cure any breach of this Agreement, if such breach is curable. The availability of specific performance shall be in addition to any other remedies or claims for damages Group may have at law or in equity for breaches or defaults by Pride, Sunbelt or the Shareholders of their respective obligations hereunder.

         13.3 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder, except for (i) the obligations under Section 13.2 hereof and (ii) the obligations set forth in the next succeeding sentence of this Section 13.3. Upon any termination of this Agreement, each party hereto will redeliver all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the party furnishing the same.

                                  ARTICLE XIV
                          SURVIVAL AND INDEMNIFICATION

         14.1 Indemnification of the Shareholders. Group shall indemnify and hold the Shareholders and their Affiliates (the "Shareholder Indemnitees") harmless from and against any and all damages, including exemplary damages and penalties, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages"), suffered by the Shareholder Indemnitees as a result of, caused by, arising out of, or in any way relating to (i) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Group under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to Pride or the Shareholders by Group pursuant to the terms of this Agreement, or (ii) any liability or obligation (other than those for which the Group Indemnitees are being indemnified for under Sections 14.2 and
14.3 hereof) which pertains to the ownership, operation or conduct of the Business or assets of Pride, other than the Alexandria Operations or the assets used in the Alexandria Operations, arising from any acts, omissions, events, conditions or circumstances occurring on or after the Closing Date. Group also agrees to indemnify and hold Rice harmless from and against any Damages arising out of his personal guaranty of the indebtedness owed by Pride to the LEDC.

         14.2 Indemnification of Group by Pride Shareholders. The Pride Shareholders (except Sunbelt) and LLC, jointly and severally, shall indemnify and hold Group and its Affiliates (the "Group Indemnitees") harmless from and against any and all Damages suffered by the Group Indemnitees as a result of, caused by, arising out of, or in any way relating to (i) any misrepresentation, breach of warranty, nonfulfillment of any agreement or covenant on the part of Pride or the Pride Shareholders under this Agreement, or any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Group by Pride or the Pride Shareholders pursuant to the terms of this Agreement, or (ii) any liability or obligation (other than those for which the Shareholder Indemnitees are being indemnified for under Section 14.1 hereof) which pertains to the ownership, operation or conduct of the Business or the assets of Pride arising from any acts, omissions, events, conditions or circumstances occurring before the Closing Date. Notwithstanding the foregoing, the sole remedy of Group and its Affiliates against LLC under this Section 14.2 shall be to reduce and offset the Pride Debt to the extent of the Damages, but in no event more than $70,000 in the aggregate, and LLC shall have no personal liability for payment of such Damages.

         14.3 Indemnification of Group by Sunbelt Shareholders. The Sunbelt Shareholders, jointly and severally, shall indemnify and hold the Group Indemnitees harmless from and against any and all Damages suffered by the Group Indemnitees as a result of, caused by, arising out of, or in any way related to
(i) any misrepresentation, breach of warranty, nonfulfillment of any agreement or covenant on the part of Sunbelt or the Sunbelt Shareholders under this Agreement, or any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Group by Sunbelt or the Sunbelt Shareholders pursuant to the terms of this Agreement,
(ii) any liability or obligation (other than those for which the Shareholder Indemnitees are being indemnified for under Section 14.1 hereof), which pertains to the ownership, operation or conduct of the business or assets of Sunbelt arising from any acts, omissions, events, conditions or circumstances occurring before the Closing Date, or (iii) any of the liabilities identified on Schedule 5.5 hereto.

         14.4 Indemnification of Pride. Rice shall indemnify and hold Pride and its Affiliates (the "Pride Indemnitees") harmless from and against any and all Damages suffered by the Pride Indemnitees as a result of, caused by, arising out of, or in any way relating to (i) any liability or obligation which pertains to the ownership, operation or conduct of the Alexandria Operations or the assets used in the Alexandria Operations, or (ii) any of the liabilities identified on Schedule 2.3 hereto.

         14.5 Demands. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Claim, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

         14.6 Right to Contest and Defend. The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention to contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party, having used its reasonable best efforts in resolution. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party.

         14.7 Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. If the indemnifying party has not chosen to contest a Claim, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Claim at no cost or expense to the indemnified party.

         14.8 Right to Participate. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such persons.

         14.9 Payment of Damages. The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five (5) days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final nonappealable judgment of a court of competent jurisdiction.

         14.10 Right of Offset. Group shall have the right to offset amounts that may be owed to it under the provisions of this Article XIV by the original payee of a Convertible Note against the amounts owed by Group to the holder of the Convertible Note.

         14.11 Survival of Representations and Warranties. The representations and warranties contained in Articles IV, V, VI and VII of this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for the maximum period allowed by law.

                                   ARTICLE XV
                               LLC AND PRIDE DEBT

         15.1 Representations Regarding Pride Debt. LLC represents and warrants that it is the sole legal and beneficial owner of the Pride Debt and Pride Loan Documents, that Group has previously been provided true and complete copies of the Pride Loan Documents, that, as of the date of this Agreement, the outstanding principal balance owing by Pride on the Pride Debt is $333,017.13 and all accrued, unpaid interest has been paid through December 31, 1995 and that there is no default or event which with notice or passage of time could constitute a default by Pride of any of its covenants, representations or warranties in the Pride Loan Documents.

         15.2 Closing Transactions Relating to Pride Debt. At the Closing, LLC and Pride shall execute and deliver appropriate amendments to the Pride Loan Documents and an amended and restated promissory note in replacement for the Pride Note to reflect the partial extinguishment of the Pride Debt and reduced monthly payments based on the original amortization period for the Pride Note, and to permit the transactions relating to the Alexandria Operations as described in Section 2.3 to occur. The revised Pride Note will also reflect the right of offset that Group has under the provisions of 14.2 above.

                                  ARTICLE XVI
                                 MISCELLANEOUS

         16.1 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                 If to Pride or the Pride Shareholders, addressed to:

                          Pride Aviation, Inc.
                          1218 Hangar Drive
                          New Iberia, LA  70560
                          Attention:  Mr. Frank B. Rice
                          Telecopy: (318) 487-8736

                 with a copy to:

                          John L. Schober, Jr.
                          Schober, Reynolds & Antee
                          330 Marshall Street, Suite 711
                          Shreveport, LA 71101
                          Telecopy: (318) 221-2649

                 If to Sunbelt, LLC or the Sunbelt Shareholders, addressed:

                          c/o Sunbelt Business Capital Incorporated
                          920 Pierremont, Suite 105
                          Shreveport, LA 71106
                          Attention:  Mr. Charles Weed
                          Telecopy: (318) 865-7754

                 with a copy to:

                          John L. Schober, Jr.
                          Schober, Reynolds & Antee
                          330 Marshall Street, Suite 711
                          Shreveport, LA 71101
                          Telecopy: (318) 221-2649

                 If to Group, addressed to:

                          Aviation Group, Inc.
                          1327 Empire Central, Suite 260
                          Dallas, Texas  75247
                          Attention:  Mr. Lee Sanders
                          Telecopy:  (214) 634-1566

                 with a copy to:

                          Bracewell & Patterson, L.L.P.
                          500 North Akard Street, Suite 4000
                          Dallas, Texas  75201-3387
                          Attention:  Mr. Daryl B. Robertson
                          Telecopy:  (214) 740-4010

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next Business Day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         16.2 Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction).

         16.3 Entire Agreement; Amendments and Waivers. This Agreement (including the exhibits and schedules hereto) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         16.4 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         16.5 Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Group, Pride, Sunbelt and the Shareholders, as applicable, shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable so as to preserve as nearly as possible the contemplated economic effects of the transactions, but all of the remaining provisions of this Agreement shall remain in full force and effect.

         16.6 Headings. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         16.7 Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

         16.8 Publicity. Except as otherwise required by applicable laws or regulations, Pride, Sunbelt, the Shareholders and Group agree to not issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other parties hereto to the contents and the manner of presentation and publication thereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Purchase Agreement to be executed on its or his behalf as of the date first above written.


                                     GROUP:

                                     AVIATION GROUP, INC.


                                     By: /s/ LEE SANDERS
                                        --------------------------------------
                                              Lee Sanders, President


                                     PRIDE:

                                     PRIDE AVIATION, INC.



                                     By: /s/ FRANK B. RICE
                                        --------------------------------------
                                              Frank B. Rice, President


                                     SUNBELT:

                                     SUNBELT BUSINESS CAPITAL
                                     INCORPORATED



                                     By: /s/ CHARLES E. WEED
                                        --------------------------------------
                                              Charles E. Weed, President

                                     LLC:

                                     SUNBELT BUSINESS CAPITAL, L.L.C.



                                     By: /s/ CHARLES E. WEED
                                        --------------------------------------
                                              Charles E. Weed, Manager


                                     PRIDE SHAREHOLDERS:

                                     /s/ PAUL LUBOMIRSKI
                                     -----------------------------------------
                                     Paul Lubomirski

                                     /s/ FRANK B. RICE
                                     -----------------------------------------
                                     Frank B. Rice

                                     /s/ CAROL B. RICE
                                     -----------------------------------------
                                     Carol B. Rice


                                     -----------------------------------------
                                     Dan Thompson

                                     SUNBELT BUSINESS CAPITAL
                                     INCORPORATED


                                     By: /s/ CHARLES E. WEED
                                        --------------------------------------
                                              Charles E. Weed, President

                                     SUNBELT SHAREHOLDERS:

                                     /s/ CHARLES E. WEED
                                     -----------------------------------------
                                     Charles E. Weed

                                     /s/ PATRICIA EWING HENDRICK
                                     -----------------------------------------
                                     Patricia Ewing Hendrick

                                     /s/ JUDY L. CHIDLOW
                                     -----------------------------------------
                                     Judy L. Chidlow

                                     /s/ JOHN H. CHIDLOW
                                     -----------------------------------------
                                     John H. Chidlow

                                     JESSWALT, INC.


                                     By: /s/ RONA A. STANTON
                                        --------------------------------------
                                              Rona A. Stanton, President

                                     /s/ FRANK SCOTT MORAN
                                     -----------------------------------------
                                     Frank Scott Moran

                                     /s/ ANNE S. COUCH
                                     -----------------------------------------
                                     Anne S. Couch


                                     3650 INVESTMENT CORPORATION, L.C.


                                     By: /s/ ROBERT ALAN SCHATZMAN
                                        --------------------------------------
                                              Robert Alan Schatzman, President

                                     /s/ MAY H. CHIDLOW
                                     -----------------------------------------
                                     May H. Chidlow

                                     /s/ GREGORY A. DESPOT
                                     -----------------------------------------
                                     Gregory A. Despot

                                   ADDENDUM



JESSWALT, INC. ADDENDUM TO SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG AVIATION GROUP, INC., PRIDE AVIATION GROUP, INC., SUNBELT BUSINESS CAPITAL INCORPORATED, SUNBELT BUSINESS CAPITAL, C.C.G. AND ALL OF THE STOCKHOLDERS OF PRIDE AVIATION, INC. AND SUNBELT BUSINESS CAPITAL INCORPORATED


          Jesswalt, Inc. is not an accredited investor. Jesswalt, Inc. has received advice from a person having knowledge and experience in matters involving securities investments such that Jesswalt, Inc. is capable of evaluating the relative risks and merits of this investment. Jesswalt, Inc. also acknowledges receipt of Aviation Group, Inc's Confidential Private Offering Memorandum dated January 15, 1996 with respect to its offering of 500,000 shares of common stock at a price of $3.00 per share.